UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 16, 2012

THE DEWEY ELECTRONICS CORPORATION.
(Exact name of registrant as specified in its charter)

New York	0-2892	13-1803974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

27 Muller Road Oakland, New Jersey	07436
(address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (201) 337-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act

Item 1.01  Entry into a Material Definitive Agreement.

On April 27, 2009 the Dewey Electronics Corporation (the “Company”) entered into a $500,000 line of credit (the “Line of Credit”) with TD Bank, NA. (the “Bank”). On November 2, 2011, the Company and the Bank entered into a modification of the Line of Credit, effective as of October 31, 2011, which reduced the maximum borrowing amount to $375,000, removed the minimum interest rate of 4.25% on outstanding borrowings and extended the Line of Credit to November 30, 2012.  (See Note 9 of the Notes to Financial Statements in the Company's Form 10-K for the fiscal year ended June 30, 2012).

On November 16, 2012, the Company and the Bank entered into a further modification of the Line of Credit, effective as of November 30, 2012, which returned the maximum borrowing amount to $500,000 and extended the Line of Credit to November 30, 2013. No other terms of the Company’s revolving term note to the Bank (previously amended and restated as of October 31, 2011) were changed. As of the date of this Form 8-K, there are no outstanding borrowings against the Line of Credit.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DEWEY ELECTRONICS CORPORATION

Date November 16, 2012	By:	/s/ John H. D. Dewey
John H. D. Dewey
President and Chief Executive Officer

3